Exhibit 99.1

2500 City West Boulevard Suite 2200 Houston, TX 77042 (713) 361-2600 (713) 361-2693 fax

FOR IMMEDIATE RELEASE October 15, 2010	Contact: Brent Smith Executive Vice President, Chief Financial Officer and Treasurer (713) 361-2634

Cal Dive Announces Impairment Charges and Third Quarter

Earnings Conference Call Details

HOUSTON, TX – (October 15, 2010) Cal Dive International, Inc. (NYSE: DVR) today announced that it expects its third quarter results will reflect non-cash, pre-tax impairment charges related to all or substantially all of its goodwill.  The impairment charges may also involve the write-down of four construction barges that have been idle for a significant period of time.  The preliminary assessment of these impairment charges was made by the Company in connection with an interim valuation of its goodwill and long-lived assets as of August 31, 2010.  This assessment was prompted by the decline in the Company’s market capitalization and financial results during 2010 and reflects the current downturn in the Company’s business.  The Company has hired an accounting firm to prepare the impairment analysis, which is currently in the process of being finalized.  These impairment charges will have no effect on the Company’s debt covenants under its existing credit facility.  The Company’s activity levels in the third quarter increased significantly compared to the first half of the year and the Company will report a corresponding increase in profitability, excluding the impairment charges.

Cal Dive International, Inc. will conduct a conference call to discuss its third quarter results on October 29, 2010 at 9:00 a.m. Central Time.  A press release summarizing these results is planned for distribution on October 28, 2010, after the market closes.  The press release and conference call presentation will be available immediately after publishing from the Investor Relations page on the Cal Dive website at http://www.CalDive.com.  A replay of the call will also be available from the same page of the website.

The teleconference dial-in numbers are:  (866) 783-2143 (domestic), (857) 350-1602 (international), passcode 81124442.

The webcast is also being distributed to both institutional and individual investors through the Thomson/CCBN StreetEvents Network.  Individual investors can access the call via Thomson’s password-protected event management site, StreetEvents at http://www.streetevents.com.

Cal Dive International, Inc., headquartered in Houston, Texas, is a marine contractor that provides an integrated offshore construction solution to its customers, including manned diving, pipelay and pipe burial, platform installation and platform salvage services to the offshore oil and natural gas industry on the Gulf of Mexico OCS, Northeastern U.S., Latin America, Southeast Asia, China, Australia, the Middle East, India and the Mediterranean, with a fleet of 29 vessels, including 19 surface and saturation diving support vessels and 10 construction barges.

CAUTIONARY STATEMENT

This press release may include “forward-looking” statements that are generally identifiable through our use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that we make regarding our earnings expectations. The forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur. Our actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S. Gulf of Mexico resulting from the Macondo well blowout, our inability to obtain contracts with favorable pricing terms if there is a downturn in our business cycle, intense competition in our industry, the operational risks inherent in our business, and other risks detailed in our Annual Report on Form 10-K.